Exhibit 16.1

October 20, 2004

U.S. Securities and Exchange Commission

Division of Corporation Finance

450 Fifth Street, N.W.

Washington, D.C. 20549

Dear Sir/Madame:

We have read Item 4 of Form 8-K dated October 20, 2004, of United PanAm Financial Corp. (“the Registrant”) and are in agreement with the statements contained in the Item 4(a)(1). We have no basis to agree or disagree with the statements included in Item 4(a)(2).

Very truly yours,

STONEFIELD JOSEPHSON, INC.

Certified Public Accountants

Irvine, California